                                    EXHIBIT 4

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13D

         The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of GHS, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

Dated: June 4, 1999
       San Diego, California

                                Robbins Research International, Inc., a Nevada corporation

                                By: /s/ Anthony J. Robbins
                                    -----------------------------
                                      Anthony J. Robbins, Chairman


Dated: June 4, 1999
       San Diego, California

                                /s/ Anthony J. Robbins
                                -------------------------------
                                   Anthony J. Robbins